UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2008

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

On December 1, 2008, Lydall, Inc. (“Lydall”), through its wholly owned subsidiary Lydall Netherlands B.V., acquired all of the outstanding shares in DSM Solutech B.V. (“Solutech”) from Royal DSM N.V. (the “Seller”).

The purchase price was 8,000,000 Euros, subject to adjustment based on the net assets, cash balances and indebtedness of Solutech as of December 1, 2008. The purchase price was funded entirely from Lydall’s current cash reserves. In addition, Lydall will pay to the Seller earn-out payments based on the net revenues of Solutech during the balance of calendar year 2008, each of the four calendar years thereafter, and in calendar year 2013 through December 1, 2013. The earn-out payments will equal 4% of Solutech’s net revenues during each of the periods, less certain pension funding obligations. Solutech’s annual net revenues are approximately 3,000,000 Euros.

On December 1, 2008, Lydall issued a press release announcing the consummation of the transaction discussed above. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed with this report, as set forth below:

Exhibit Number	Exhibit Description
99.1	Press release, dated December 1, 2008, titled “Lydall Acquires New Technology Platform in The Netherlands” filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

December 4, 2008	By:	/s/ James V. Laughlan
James V. Laughlan
Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated December 1, 2008, titled “Lydall Acquires New Technology Platform in The Netherlands” filed herewith.